Exhibit 10.16

INVOICE

INVOICE # 17218
DATE: FEBRUARY 8, 2010
33 Chestnut Trail, Flemington New Jersey 08822
Phone 1-888-729-5722 Fax 1-866-302-2255
www.energyet.com

INVOICE:	DELIVERY:

Mangar Industries Inc	Mangar Industries Inc
97 Britain Drive	97 Britain Drive
New Britain, PA 18 90	New Britain, PA 18 90

CONTACT	JOB	SHIPPING METHOD	SHIPPING TERMS	DELIVERY DATE	PAYMENT TERMS	INVOICE #
J. Gerace	Energy Cost Reduction Project	n/a	n/a	Delivered	Immediate	17218

QTY	ITEM #	DESCRIPTION	UNIT PRICE	ADD ON	LINE TOTAL

1	n/a	Turnkey Energy Cost Reduction Project	$61,033	n/a	$61,033.00

			TOTAL ADD ON	0
			TOTAL		$61,033.00
			PAID		$30,516,50
			TOTAL		$30,516.50

Make all checks payable to Energy Edge Technologies Corp.

THANK YOU FOR YOUR B USINESS!